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                                                                   EXHIBIT 4.1

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                         FITZGERALDS GAMING CORPORATION
                                     Issuer

                                       AND

                             FITZGERALDS SOUTH, INC.
                             FITZGERALDS RENO, INC.
                            FITZGERALDS INCORPORATED
                           FITZGERALDS LAS VEGAS, INC.
                   FITZGERALDS FREMONT EXPERIENCE CORPORATION
                  FITZGERALDS MISSISSIPPI, INC. (Formerly POLK
                       LANDING ENTERTAINMENT CORPORATION)
                          FITZGERALDS BLACK HAWK, INC.
                              Subsidiary Guarantors

                                       AND

                        WELLS FARGO BANK, N.A. (Formerly
                     FIRST INTERSTATE BANK OF NEVADA, N.A.)
                                     Trustee


                          ----------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          ----------------------------


                          Dated as of December 30, 1996



                          ----------------------------

                                  $123,000,000

           13% Senior Secured Notes Due 2002 With Contingent Interest



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         FIRST SUPPLEMENTAL INDENTURE (hereinafter, the "FIRST SUPPLEMENTAL
INDENTURE"), dated as of December 30, 1996, among FITZGERALDS GAMING CORPORATION, a Nevada corporation, as Issuer (the "COMPANY"), and FITZGERALDS SOUTH, INC., a Nevada corporation, FITZGERALDS RENO, INC., a Nevada corporation, FITZGERALDS INCORPORATED, a Nevada corporation, FITZGERALDS LAS VEGAS, INC., a Nevada corporation, FITZGERALDS FREMONT EXPERIENCE CORPORATION, a Nevada corporation, FITZGERALDS MISSISSIPPI, INC. (formerly named POLK LANDING ENTERTAINMENT CORPORATION), a Mississippi corporation, and FITZGERALDS BLACK HAWK, INC., a Nevada corporation, as Subsidiary Guarantors, and WELLS FARGO BANK, N.A. (formerly FIRST INTERSTATE BANK OF NEVADA, N.A.), as Trustee (the "Trustee").


         A. The Company and the Subsidiary Guarantors have executed and delivered to the Trustee an Indenture dated as of December 19, 1995 (the "Indenture"), providing for the issuance of $123,000,000 principal amount of the Company's 13% Senior Secured Notes due 2002 with Contingent Interest (the "NOTES").

         B. The Company and the Subsidiary Guarantors desire to amend the Indenture in accordance with Article Nine thereof as follows, which amendments have been authorized by the holders of all of the outstanding Notes pursuant to
Section 902 of the Indenture.



         In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby amend the Indenture as follows:

                  1. SECTION 101 IS HEREBY AMENDED TO ADD THE FOLLOWING DEFINED TERMS (TO APPEAR IN ALPHABETICAL ORDER WITH ALL DEFINED TERMS IN SUCH SECTION
101) TO READ IN THEIR ENTIRETIES AS FOLLOWS:

                  "BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDING" means (i) any case commenced by or against the Company or any Subsidiary Guarantor under any chapter of the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or their respective creditors, as such, in each case whether or not voluntary,
(ii) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, and (iii) any other
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proceeding of any type or nature in which claims against the Company or any
Subsidiary Guarantor generally are determined, proven or paid.

                  "DISALLOWED POST-PETITION INTEREST/EXPENSE CLAIMS" means any claim for interest on the Priority Notes (including accretion of original issue discount and any applicable post-default rate) accruing after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding at the rate (including any applicable post-default rate) set forth in the Priority Notes or the Priority Notes Agreement or for fees, expense reimbursements, indemnification or other similar obligations arising or accruing under the Priority Notes Agreement after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding, if such claim is not allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding.

                  "DISCHARGE OF THE PRIORITY OBLIGATIONS" means that all Priority Note Obligations and all Senior Claims (except indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made) have been paid in full and in cash.

                  "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture dated as of December 30, 1996, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee.

                  "FITZGERALDS BLACK HAWK" means Fitzgeralds Black Hawk Casino located in Black Hawk, Colorado.

                  "PRIORITY NOTE OBLIGATIONS" means the obligations of the Company to pay principal of (and premium, if any) and interest (including accretion of original issue discount and any applicable post-default rate) on the Priority Notes, all guaranties thereof made by any Subsidiary Guarantors, and all obligations of the Company or any Subsidiary Guarantor for fees, expense reimbursement, compensation, indemnification or other similar obligations at any time arising or accruing under the Priority Notes Agreement.

                  "PRIORITY NOTES" means the Company's Priority Secured Notes due December 31, 1998 outstanding pursuant to the Priority Notes Agreement and all other instruments evidencing the indebtedness that is evidenced by such Priority Secured Notes, as such Priority Secured Notes and instruments from time to time may be amended.

                  "PRIORITY NOTES AGREEMENT" means the Note Purchase Agreement dated as of December 30, 1996, among the Company, the Subsidiary Guarantors and the purchasers listed on the signature pages thereto, as such agreement from time to time may be amended.

                  "PRIORITY NOTES COLLATERAL" means all Collateral upon which a Lien securing any of the Priority Note Obligations is held by the Trustee or Collateral Agent.

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                  "PRIORITY NOTES COLLATERAL DOCUMENTS" means the Global
Amendment to Collateral Documents dated as of December 30, 1996, by and among the Company and the then Subsidiary Guarantors and Trustee, all Collateral Documents executed and delivered after delivery of the First Supplemental Indenture and prior to Discharge of the Priority Obligations, and each other instrument or agreement by which any of the Priority Note Obligations becomes secured by any Lien granted to the Trustee or Collateral Agent.

                  "PRIORITY NOTES DEFAULT" means the failure to pay when due any principal of or interest on the Priority Notes or any event upon the occurrence of which one or more of the holders of Priority Notes are permitted (under the terms of the Priority Notes Agreement) either to accelerate the maturity of the Priority Notes or to direct the Trustee or Collateral Agent to foreclose upon or enforce any Lien upon any Priority Notes Collateral and specifically includes each "Event of Default," as that term is defined in the Priority Notes Agreement as in effect on the date of the First Supplemental Indenture.

                  "SENIOR CLAIMS" means the Priority Note Obligations and Disallowed Post-Petition Interest/Expense Claims.

                  "SUBORDINATED CLAIMS" means the principal of (and premium, if any) and interest, including Contingent Interest, on the Notes and all other obligations arising under the Notes and Subsidiary Guarantee.

                  2. SECTION 101 IS HEREBY FURTHER AMENDED TO MODIFY THE FOLLOWING DEFINED TERMS TO READ IN THEIR ENTIRETIES AS FOLLOWS:

                  "COLLATERAL" means all property and interests in property now owned or hereafter acquired by any Note Party in or upon which a Lien is granted for the benefit of the Beneficiaries (whether directly or by way of assignment of a Lien granted to the Company) under any of the Collateral Documents, which Lien shall, until Discharge of the Priority Obligations, also serve the Priority Note Obligations.

                  "COLLATERAL AGENT" means (i) First Interstate, as collateral agent for itself and the Holders and, until Discharge of the Priority Obligations, the Holders of Priority Note Obligations under the Collateral Documents, or (ii) the "Collateral Agent" as defined in and under any Intercreditor Agreement.

                  "COLLATERAL DOCUMENTS" means, collectively, (i) the Company Accounts Pledge Agreement, the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the FLVI Mortgage, the FRI Mortgage (if any), the PLEC Mortgage, the PLEC Ship Mortgage, and the Disbursement Agreements, and (ii) any other Mortgages, Ship Mortgages, Accounts Pledge Agreements and other security documents entered into by the Company or any Restricted Subsidiary to secure their respective obligations under the Note Documents, in each case as amended from time to time, including amendments pursuant to any Priority Notes Collateral Document.

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                  "EXCLUDED ASSETS" means:


                  (i) the leased portions of Fitzgeralds Las Vegas, unless and until the consent of the related lessors to pledge the leases is obtained,


                  (ii) except to the extent such assets are covered by Exhibit A to the FLVI Mortgages, the assets of FRI, including Fitzgeralds Reno, but only for so long as such assets are subject to a Lien listed on Schedule 101B (or any Permitted Lien under clause (g) of the definition of "Permitted Lien" with respect to such Lien);


                  (iii) cash, deposit accounts and other cash equivalents, including those derived from the operation of Gaming Equipment (as defined in the Company Security Agreement or the Subsidiary Security Agreement) and related food and beverage service, but excluding (A) those included in the Note Proceeds Accounts, Note Proceeds Account Collateral or Asset Sale Account Collateral, (B) proceeds, products, rents and issues of any Collateral (other than proceeds and products of food, beverage and gift shop inventories), and (C) without limitation of clause (B), all rights to payment and payments for hotel room occupancy (and related reservations, tour and junket proceeds, and deposits for convention and party reservations);


                  (iv) (A) any equipment subject to Liens listed on Schedule 101B securing Existing Indebtedness and (B) any newly acquired or leased assets financed with Permitted FF&E Financing or Non-Recourse Indebtedness to the extent that a Lien on any such assets is expressly prohibited by the terms of such permitted FF&E Financing or Non-Recourse Indebtedness and the lender under such Permitted FF&E Financing or Non-Recourse Indebtedness has not consented to a Lien on such assets;


                  (v) any agreement with a third party, existing on the date on which the relevant Collateral Document is required to be executed hereunder, that prohibits the grant of a Lien on such agreement or any of the relevant rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent rights under any such agreement are covered by Section 9-318 of the relevant Uniform Commercial Code (or any successor provision);


                  (vi) any license, permit or other Governmental Approval that, under the terms and conditions of such Governmental Approval or under Applicable Law, cannot be subjected to a Lien in favor of the Company or the Collateral Agent, as applicable, without the consent of the relevant Governmental Authority, which consent has not been obtained;


                  (vii) Capital Stock of any Unrestricted Subsidiary; and

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                  (viii) In the event that a Subsidiary Guarantor Incurs
Permitted Black Hawk Indebtedness in the form of Non-Recourse Indebtedness to acquire Main Street pursuant to the Main Street Option Agreement, Fitzgeralds Black Hawk and the other assets, if any, of Main Street;

                  provided, however, that Excluded Assets shall not include the proceeds, products, rents, issues, income and profits (collectively, the "PROCEEDS") of the assets referred to in clause (i), (ii), (iv), (v), (vi) or
(vii) above to the extent such Proceeds do not constitute Excluded Assets pursuant to clause (iii) above.

                  "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company or any Subsidiary Guarantor that (i) is not Subordinated Indebtedness, (ii) except in the case of Permitted Construction Indebtedness, matures not before the Stated Maturity, (iii) except in the case of Permitted Construction Indebtedness, has an Average Life not shorter than that applicable to the Notes, and (iv) if such Indebtedness is secured by any assets, (A) the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, are secured by a first Priority Lien on the same assets, and (B) the Lien securing such Indebtedness is equal and ratable with the Lien securing the Notes or the Subsidiary Guarantee, as applicable, pursuant to an Intercreditor Agreement; provided that such Liens shall be subject and subordinate to Liens under the Priority Notes Collateral Documents securing Priority Note Obligations.

                  "PERMITTED BLACK HAWK INDEBTEDNESS" means, in the alternative, either (x) Pari Passu Indebtedness or Subordinated Indebtedness of the Company (and Pari Passu Indebtedness or Subordinated Indebtedness of any Subsidiary Guarantor in the form of Guarantees of such Pari Passu Indebtedness or Subordinated Indebtedness of the Company, as applicable) or (y) Non-Recourse Indebtedness of any Subsidiary Guarantor, in each case in respect of the purchase price payable by the Company to exercise its rights to acquire membership interests in Main Street pursuant to the Main Street Option Agreement (including Indebtedness of Main Street outstanding at the time of such acquisition), provided that such Indebtedness does not exceed in aggregate principal amount (including any Refinancing Indebtedness with respect to such Indebtedness and together with any Indebtedness of Main Street outstanding at the time of such incurrence) the lesser of (a) $65,000,000 and (b) in the case of Pari Passu Indebtedness only, 75% of the higher of (i) such purchase price and (ii) the Fair Market Value of the membership interests so purchased, as set forth in an appraisal from a national or regional independent investment banking firm with recognized experience in the gaming industry, which appraisal shall have been delivered to the Trustee; provided, however, that the Trustee shall have no duty to review or examine such appraisal.

                  "PERMITTED INTERCOMPANY LOAN" means any loan made by the Company to any Restricted Subsidiary that (i) is evidenced by a Permitted Intercompany Note, (ii) provides for interest payments at the same rate and at the same times as the Notes and the principal amount of and all accrued interest on such loan is due and payable on demand, (iii) ranks at least pari passu in right of payment with all other Indebtedness of such Restricted Subsidiary, except as contemplated by the Company Pledge Agreement, (iv) except as provided herein, is secured by a Lien on substantially all assets of such Restricted Subsidiary other than Negative Pledge

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Assets, which Lien shall be (a) of first priority or, in the case of a
Restricted Subsidiary that is a Subsidiary Guarantor, which Lien shall be subject only to a prior Lien (or, until Discharge of the Priority Obligations, junior Lien) on the same assets securing the Subsidiary Guarantee, and (b) equal and ratable with any other Liens securing Indebtedness on the same assets pursuant to an Intercreditor Agreement, and (v) together with the Permitted Intercompany Note and any related Collateral and Liens, is pledged to the Collateral Agent for the benefit of the Holders and, until Discharge of the Priority Obligations, the Holders of Priority Note Obligations.

                  "PERMITTED LIENS" means any of the following:

                  (a) Liens arising by reason of any judgment, decree or order of any court only to the extent for an amount and for a period not resulting in an Event of Default with respect thereto and so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

                  (b) Security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business or appeal bonds, and public and statutory bonds;

                  (c) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (d) Liens of carriers, warehouse men, mechanics, landlords, material men, repairmen or other like Liens arising by operation of law in the ordinary course of business (other than Liens arising under ERISA) and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (e) Easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with industry practices that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Subsidiary) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

                  (f) Pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (g) Liens, incurred in connection with the Incurrence of Refinancing Indebtedness in compliance with this Indenture with respect to Indebtedness secured by Liens, provided (i) such Liens do not extend to any additional property or assets, (ii) if the Liens securing the Indebtedness being refinanced, retired or amended by such Refinancing Indebtedness was subordinated to or pari passu with the Liens securing the Notes, the Subsidiary Guarantee or any Permitted Intercompany Loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed, and (iii) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

                  (h) Such Liens and items described in paragraph (e) above in existence and outstanding on the Issue Date as are disclosed in the policies of title insurance issued on or about the Issue Date;

                  (i) Liens that secure Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or a Subsidiary of the Company, provided that such Liens do not extend to or cover any other property or assets and were not put in place in anticipation of such acquisition;

                  (j) Liens in favor of the Collateral Agent (including, in the case of Liens securing Permitted Intercompany Loans, as collateral agent for the Company) under the Collateral Documents;

                  (k) Liens in favor of the Company or any Subsidiary Guarantor, which are assigned to the Trustee as Collateral;

                  (l) Liens of the Company or its Restricted Subsidiaries in existence on the Issue Date and set forth on Schedule 101B;

                  (m) with respect to any vessel included in the Collateral, maritime Liens for crew's wages, general average, salvage and damages arising out of maritime torts permitted to exist pursuant to Section 4.6 of the related Ship Mortgage;

                  (n) Liens that secure Pari Passu Indebtedness or Subordinated Indebtedness, other than Non-Recourse Indebtedness, (a) permitted to be Incurred under clauses (d), (e), (f) (if to refinance Existing Indebtedness of FRI) and
(h) of Section 1012 (or constituting Refinancing Indebtedness with respect to such Indebtedness), which Liens may cover the assets financed with such Indebtedness as well as other Collateral;

                  (o) Liens that secure Non-Recourse Indebtedness permitted to be Incurred pursuant to clauses (d), (e) and (h) of Section 1012 (or constituting Refinancing Indebtedness with respect to such Indebtedness), which Liens under shall attach only to the assets of the Restricted Subsidiary Incurring such Indebtedness;

                  (p) Liens that secure Permitted FF&E Financing permitted to be Incurred under clause (c) of Section 1012, which Liens shall not attach to any assets other than the assets financed thereby; and

                  (q) Liens granted to the Trustee or Collateral Agent to secure the Priority Note Obligations.

                  "RESTRICTED PAYMENT" means, with respect to any Person,

                  (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person (including the Preferred Stock) or any Subsidiary of such Person (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company, dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor, and pro rata dividends or distributions payable to a minority stockholder of a Subsidiary of the Company);

                  (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary of such Person other than any such Equity Interests owned by the Company or any Subsidiary Guarantor, and other than a redemption of the Preferred Stock required as a result of an order of any Gaming Authority (provided no Default or Event of Default then exists);

                  (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness or Senior Indebtedness (unless Notes are purchased, redeemed or otherwise acquired or retired for value on a pro rata basis with such Senior Indebtedness and except for (i) any such purchase, redemption, acquisition, retirement or payment of Priority Note Obligations, (ii) any Refinancing of such Senior Indebtedness (other than the Priority Notes) with Refinancing Indebtedness and (iii) the reduction of amounts outstanding under revolving lines of credit), directly or indirectly, by such Person or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

                  (d) any Restricted Investment by such Person.

                  3. SECTION 201 IS HEREBY AMENDED TO ADD A NEW PARAGRAPH AT THE END THEREOF TO READ IN ITS ENTIRETY AS FOLLOWS:

                  Each Note Unit Certificate and Note Certificate issued by the Trustee after the date of the First Supplemental Indenture and prior to Discharge of the Priority Obligations shall include the following legend:

                           The principal of (and premium, if any) and interest, including Contingent Interest, on the indebtedness represented hereby and all other obligations hereunder and the Subsidiary Guarantee are subordinated as set forth in the First Supplemental Indenture dated as of December 30, 1996.

                  In lieu of physical presentation of the Note Unit Certificate or Note Certificates to the Trustee for notation of such legend, the Trustee may instruct any depository to make the
                                      -8-
appropriate notation of such legend with respect to Note Unit Certificates or Note Certificates that are held in book entry form.

                  4. SECTION 501 IS HEREBY AMENDED TO MODIFY PARAGRAPH (e) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (e) default under any indenture, loan agreement, mortgage, bond, promissory note or other agreement or instrument (other than any Note Document), under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary, or the payment of which is Guaranteed by the Company or any Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is created or Incurred thereafter, and such default is either (i) caused by a failure to pay when due principal or interest on such Indebtedness within any grace period applicable thereto (a "PAYMENT DEFAULT") or (ii) results in or requires the prepayment, repurchase, redemption, or defeasance of any such Indebtedness prior to its express maturity, or requires that the Company or any Restricted Subsidiary offer to take any of the foregoing actions (any such event, an "ACCELERATION") and, in each case, either (i) such Indebtedness consists of Priority Note Obligations or (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or with respect to which there has been an Acceleration, aggregates $5,000,000 or more; or

                  5. SECTION 503 IS HEREBY AMENDED TO ADD A NEW PARAGRAPH AT THE END THEREOF TO READ IN ITS ENTIRETY AS FOLLOWS:

                  Subject to the provisions of Article Six, prior to Discharge of the Priority Obligations, the Trustee shall foreclose on the Collateral and otherwise enforce its Liens on the Collateral, or direct the Collateral Agent to foreclose upon the Collateral and enforce its Liens on the Collateral, in accordance with any instructions given by Holders of a majority in principal amount of Outstanding Notes, by Act of such Holders delivered to the Company and the Trustee; provided, however, that if the Trustee receives written notice purporting to be signed by the holders of a majority in principal amount of outstanding Priority Notes (which notice shall state the outstanding principal amount of the Priority Notes and the outstanding principal amount of the Priority Notes held by the signers of such notice and shall contain an express representation that the signers are holders of Priority Notes and are authorized to give such notice), stating that the Priority Notes are due and payable in full (whether at maturity, by acceleration or otherwise) and have not been paid in full and that such holders direct the Trustee to foreclose upon or enforce the Liens upon the Priority Notes Collateral, then the Trustee shall commence and prosecute such foreclosure and enforcement, or direct the Collateral Agent to do so. In commencing such foreclosure and enforcement, the Trustee may act in accordance with instructions given by Holders of a majority in principal amount of Outstanding Notes, by act of such Holders delivered to the Trustee and neither the Trustee nor Collateral Agent shall have any liability whatsoever to the holders of the Priority Notes as a result of any action in accordance with instructions given by Holders of a majority in principal amount of the Outstanding Notes; provided, however, that neither the Trustee nor the
                                      -9-

Collateral Agent shall be entitled to rely on, and shall not be bound by, instructions from the Holders of a majority in principal amount of the Outstanding Notes which direct the Trustee or the Collateral Agent to terminate any foreclosure or other enforcement proceeding or which would unreasonably delay the prosecution thereof. The Trustee or Collateral Agent shall be under no obligation to take any action or to exercise any remedies hereunder unless the Holders of the Outstanding Notes or the holders of the Priority Notes shall have provided the Trustee or Collateral Agent written instructions and indemnification to the satisfaction of the Trustee or Collateral Agent for fees, expenses, counsel fees and any liabilities which they may incur. All proceeds of such foreclosure and enforcement shall be applied in the order of priority set forth in Section 506.

                  6. SECTION 506 IS HEREBY AMENDED TO MODIFY CLAUSE "THIRD" THEREOF TO READ IN ITS ENTIRETY AS FOLLOWS:

                  THIRD: To the payment, first and on a priority basis, of all Priority Note Obligations and Senior Claims and, second, after Discharge of the Priority Obligations, to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest;

                  7. SECTION 512 IS HEREBY AMENDED TO ADD A NEW CLAUSE (c) TO READ IN ITS ENTIRETY AS FOLLOWS (AND TO MOVE THE WORD "and" FROM THE END OF CLAUSE (a) TO THE END OF CLAUSE (b)):

                  (c) The Trustee shall foreclose upon and enforce the Priority Notes Collateral as provided in the last paragraph of Section 503.

                  8. SECTION 902 IS HEREBY AMENDED TO ADD A NEW CLAUSE (iii) AT THE END OF PARAGRAPH (a) TO READ IN ITS ENTIRETY AS FOLLOWS (AND TO MOVE THE WORD "and" FROM THE END OF SUBCLAUSE (F) OF CLAUSE (i) OF PARAGRAPH (a) TO THE END OF CLAUSE (ii) OF PARAGRAPH (a)):

                  (iii) until Discharge of the Priority Obligations, no such supplemental indenture shall, without the written consent of the holders of at least 66 2/3% in principal amount of outstanding Priority Notes (pursuant to a written agreement executed and delivered by them, and all such written agreements shall be binding upon and may be enforced against all other holders of Senior Claims, without any requirement that such other holders receive notice thereof or give consent thereto), amend, qualify, negate, discharge or limit the effect of any of the amendments to this Indenture made pursuant to the First Supplemental Indenture (other than those set forth in paragraph (b) of Section
1702) or any Lien securing Priority Note Obligations.

                  9. SECTION 1012 IS HEREBY AMENDED TO MODIFY CLAUSE (h) AND TO ADD CLAUSE (i) TO READ IN THEIR ENTIRETIES AS FOLLOWS:

                  (h) The Company may Incur Pari Passu Indebtedness or Subordinated Indebtedness (and the Subsidiary Guarantors may Incur Pari Passu Indebtedness or Subordinated Indebtedness in the form of Guarantees of such Pari Passu Indebtedness or Subordinated Indebtedness of the Company, as applicable) and any Subsidiary Guarantor may Incur Non-Recourse Indebtedness, in an aggregate amount for all such Indebtedness (including any related Refinancing Indebtedness) at any time outstanding not to exceed $20,000,000, less the principal amount (or, if less, the accreted value) of Priority Notes then outstanding.

                  (i) The Company and the Restricted Subsidiaries may Incur the Priority Note Obligations.

                  10. SECTION 1014 IS HEREBY AMENDED TO MODIFY CLAUSES (a), (e) AND (h) AND TO ADD A NEW CLAUSE (i) TO READ IN THEIR ENTIRETIES AS FOLLOWS:

                  (a) restrictions imposed by the Note Documents, the Priority Note Agreement, the Priority Notes or the Priority Notes Collateral Documents.
                                      * * *
                  (e) any such contractual encumbrance imposed by or in connection with the Incurrence of any Permitted FF&E Financing or working capital Indebtedness permitted pursuant to clause (c) of Section 1012, provided such encumbrance does not have the effect of restricting the payment of dividends to the Company or any Restricted Subsidiary or the payment of Indebtedness owed to the Company or any Subsidiary Guarantor or reducing the amount of any such dividends or payments,

                                      * * *
                  (h) subject only to the consent of the Holders of a majority in principal amount of the Outstanding Notes, any such contractual encumbrances imposed on Main Street in connection with the acquisition thereof with Permitted Black Hawk Indebtedness in the form of Non-Recourse Indebtedness, and

                  (i) replacements of restrictions imposed pursuant to clauses
(a) through (h) that are no more restrictive than those being replaced.

                  11. SECTION 1016 IS HEREBY AMENDED TO MODIFY SUBCLAUSE (A) OF PARAGRAPH (a) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (A) within 210 days after the date of the Asset Sale (the "REINVESTMENT PERIOD"), the Net Cash Proceeds therefrom are either (1) reinvested in assets or property directly related to a Related Business of the Company or such Restricted Subsidiary (or the

Company or such Restricted Subsidiary shall have entered into a binding obligation to make such an investment), (2) applied to pay Priority Note Obligations, or (3) in accordance with the procedures set forth in this Section 1016 and Section 1110, applied, pursuant to an offer (a "ASSET SALE PURCHASE OFFER") to purchase from the Holders, to the repurchase for cash from Holders accepting such Asset Sale Purchase Offer, of the maximum principal amount of Notes that may be purchased out of that portion, if any, of the Net Cash Proceeds of such Asset Sale that is not reinvested pursuant to clause (1) or applied pursuant to clause (2) within the Reinvestment Period ("EXCESS PROCEEDS"), at a purchase price of 100% of principal amount, plus accrued interest to the Purchase Date (the "ASSET SALE PURCHASE PRICE"),

                  12. SECTION 1017 IS HEREBY AMENDED TO MODIFY PARAGRAPH (b) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (b) Notwithstanding the foregoing, (i) no Liens referred to in clauses (n) through (o) of the definition of Permitted Liens may attach to any Excluded Assets (other than Liens granted on Fitzgeralds Black Hawk and the other assets of Main Street in connection with the incurrence of Permitted Black Hawk Indebtedness which is Non-Recourse Indebtedness), and (ii) no Lien referred to in clauses (n) through (p) of the definition of Permitted Lien may attach to any assets of FNYI or FAMI. Without limitation of the other provisions of the Note Documents, this subsection (b) shall apply to the assets referred to in this subsection notwithstanding any transfer thereof to any other Restricted Subsidiary or the Company after the Issue Date.

                  13. SECTION 1020 IS HEREBY AMENDED TO MODIFY SUBCLAUSES (A),
(B) AND (E) OF CLAUSE (iii) OF PARAGRAPH (a) TO READ IN THEIR ENTIRETIES AS
FOLLOWS:

                  (A) in the case of the Company, an Accounts Pledge Agreement securing the Secured Obligations of the Company and, until Discharge of the Priority Obligations, the Priority Note Obligations with a first priority Lien in the Asset Sale Account, the Net Cash Proceeds deposited therein, and all proceeds thereof (including all Cash Equivalents in which such Net Cash Proceeds or proceeds may from time to time be invested (collectively, the "ASSET SALE ACCOUNT COLLATERAL");

                  (B) in the case of a Subsidiary Guarantor, (1) an Accounts Pledge Agreement securing the Subsidiary Guarantee of and all Permitted Intercompany Loans from time to time made to such Person and, until Discharge of the Priority Obligations, the Priority Note Obligations with priority Liens in the Asset Sale Account Collateral, and (2) an amendment to Schedule B-2 of the Company Pledge Agreement and the related financing statements, adding the Accounts Pledge Agreement referred to in (1) to the Collateral listed therein;

                                      * * *

                  (E) an Opinion of Counsel to the effect that (1) each Accounts Pledge Agreement and other Collateral Document required by this Section 1020(a) is the legal, valid and binding obligation of the Note Party thereto and creates a perfected security interest in the Collateral thereunder, as security for the Secured Obligations, any Permitted Intercompany Loans or Permitted Intercompany Notes and, until Discharge of the Priority Obligations, the Priority Note Obligations, in the order of priority set forth in Section 1202(b), and (2) the Company has taken all steps required to be taken under Sections 1016(c) and 1202(c) and this Section 1020(a).

                  14. SECTION 1020 IS HEREBY FURTHER AMENDED TO MODIFY SUBCLAUSE
(A) OF CLAUSE (ii) OF PARAGRAPH (c) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (A) such amendments to the Subsidiary Security Agreement or Subsidiary Pledge Agreement and such Subsidiary Mortgages, Subsidiary Ship Mortgages, financing statements, notices of security interest, assignments or other Collateral Documents executed by such Subsidiary, as may be reasonably required to create first priority and second priority Liens in favor of the Collateral Agent on behalf of the Beneficiaries and the Company, respectively, on all Additional Collateral, securing the Secured Obligations of such Subsidiary under the Subsidiary Guarantee (if any), the Permitted Intercompany Loans and, until Discharge of the Priority Obligations, the Priority Note Obligations;

                  15. SECTION 1020 IS HEREBY FURTHER AMENDED TO MODIFY SUBCLAUSE
(A) OF CLAUSE (ii) OF PARAGRAPH (d) TO READ IN ITS ENTIRELY AS FOLLOWS:

                  (A) such amendments to existing Collateral Documents and additional Mortgages, Ship Mortgages or other Collateral Documents, executed by the Company, as may be reasonably required to create first priority Liens in favor of the Collateral Agent on behalf of the Beneficiaries on all Additional Collateral, securing the Secured Obligations of the Company and, until Discharge of the Priority Obligations, the Priority Note Obligations;

                  16.      SECTION 1201 IS HEREBY AMENDED TO ADD A NEW PARAGRAPH
(d) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (d) Until Discharge of the Priority Obligations, the Trustee shall act as Collateral Agent for the holders of Priority Note Obligations, as well as for the Beneficiaries, and in such capacity shall (i) enter into and accept the Priority Notes Collateral Documents, (ii) accept or enter into any additional Collateral Documents which the Company or any Restricted Subsidiary may be required to deliver only if such Collateral Documents state that, until Discharge of the Priority Obligations, the Priority Note Obligations shall be secured thereby and the Collateral Agent shall hold the Priority Notes Collateral both for the holders of the Priority Notes and other Priority Note Obligations and for the Beneficiaries, and (iii) hold and enforce the Liens created by the Priority Notes Collateral Documents for the benefit of both the holders of the Priority Notes and other Priority Note Obligations and the Beneficiaries, subject to the provisions of this Indenture.

                  17. SECTION 1202 IS HEREBY AMENDED TO MODIFY PARAGRAPHS (a),
(b) AND (d) TO READ IN THEIR ENTIRETIES AS FOLLOWS:

                  (a) The Company shall furnish to the Trustee:

                           (i) On the Issue Date, an Opinion of Counsel stating that, in the opinion of such counsel, all recordings, filings and other actions contemplated by such Collateral Documents necessary to make effective or perfect the Lien have been taken, reciting such actions;

                           (ii) On or prior to each anniversary of the date hereof, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of the Collateral Documents, or financing statements, continuation statements or other instruments of further assurance, as is necessary to maintain the Liens of the Collateral Documents to the extent required hereby, until the next such anniversary, and reciting the details of such action, or (B) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens; and

                           (iii) As soon as practicable, and in any event prior to January 31, 1997, an Opinion of Counsel stating that, in the opinion of such counsel, all amendments and modifications to the Collateral Documents, and all recordings, filings and other actions necessary to make effective or perfect the Lien on the Collateral in favor of the holders of the Priority Obligations have been taken, reciting such amendments, modifications and actions.

                  (b) Notwithstanding any provision to the contrary in this Indenture or any of the Collateral Documents, until Discharge of the Priority Obligations, (i) all Liens held by the Trustee or Collateral Agent as security both for Priority Note Obligations and for Secured Obligations shall secure Priority Note Obligations in preference and priority over Secured Obligations,
(ii) all Liens held by the Trustee or Collateral Agent upon any property of any Subsidiary Guarantor as security for Priority Note Obligations and also as security for Permitted Intercompany Notes or Permitted Intercompany Loans and for the Subsidiary Guarantee and other Secured Obligations shall secure, in order of preference and priority, first, the Priority Note Obligations, second, such Permitted Intercompany Notes and Permitted Intercompany Loans, and third, the Subsidiary Guarantee and such other Secured Obligations, and (iii) all proceeds received by the Collateral Agent under any policy of casualty insurance or title insurance covering any Collateral shall be applied in the order of priority set forth in clause (ii) herein.

                  The Company, Subsidiary Guarantors, Trustee and Holders acknowledge and agree that the purpose and intent of the foregoing provision is that, until Discharge of the Priority Obligations:

                  (i) All Liens held by the Trustee or Collateral Agent pursuant to the Collateral Documents shall secure the Priority Note Obligations, and, to the extent a grant of such security may be required under the laws of any jurisdiction in which any Collateral is located, the Company and the Subsidiary Guarantors hereby grant to the Trustee, as Collateral Agent, a security interest in and Lien upon all of the Collateral as security for the payment when due of each and all of the Priority Note Obligations upon the terms and conditions set forth in the Collateral Documents;

                  (ii) All Liens held by the Trustee or Collateral Agent as security for Priority Note Obligations shall secure the Priority Note Obligations in preference and priority over the Notes, the Subsidiary Guarantees and all other Secured Obligations;

                  (iii) All Liens granted by any Subsidiary Guarantor pursuant to the Collateral Documents upon any property of such Subsidiary Guarantor, whether real, personal or mixed, as security both for Permitted Intercompany Loans or Permitted Intercompany Notes and as security for a Subsidiary Guarantee or other Secured Obligations shall be (and hereby are) reprioritized so that such Liens shall be (and are hereby declared and agreed to be) first, prior and senior Liens insofar as they secure such Permitted Intercompany Loans or Permitted Intercompany Notes and junior Liens (subject only to the provisions of clause (ii) above and to such first, prior and senior Liens) insofar as they secure such Subsidiary Guarantee and other Secured Obligations; and

                  (iv) The Trustee or Collateral Agent shall hold and be entitled to enforce all such Permitted Intercompany Loans and Permitted Intercompany Notes, as secured by such reprioritized first, prior and senior Liens, as part of the Priority Notes Collateral and as first and prior collateral security for the Priority Note Obligations.

                  The Company, Subsidiary Guarantors and Trustee agree to execute and deliver (if required, in duly attested and recordable form) any and all amendments and supplements to the Collateral Documents that may reasonably be requested by any holder of Priority Notes in order to further assure that the foregoing purpose and intent are reflected in any instrument or agreement that may be required or appropriate under the laws of any jurisdiction in which any Collateral is located or to reflect the agreements herein set forth in a document filed for public record or otherwise to perfect and prioritize any Lien held by the Trustee or Collateral Agent as security for Priority Note Obligations.

                  Subject to the foregoing and except as otherwise expressly provided herein and the other Note Documents, at all times while any Notes remain Outstanding, (i) the Secured Obligations of the Company are required to be secured by a first priority, perfected Lien on all of the following (not including Excluded Assets):

                           (A)      the Company's Equity Interests in all
present and future Restricted Subsidiaries held by the Company, substantially on the terms set forth in and contemplated by the Company Pledge Agreement;

                           (B)      all existing and later created Permitted
Intercompany Loan Collateral, substantially on the terms set forth in and contemplated by the Company Pledge Agreement;

                           (C)      the Note Proceeds Account Collateral,
substantially on the terms set forth in and contemplated by the Company Accounts Pledge Agreement;

                           (D)      under the circumstances described in Section
1020(a) with respect to the Company, all Asset Sale Account Collateral, substantially on the terms set forth in and contemplated by the Company Accounts Pledge Agreement; and

                           (E)      substantially all of the Company's present
and future assets not referred to in (A), (B), (C) or (D), including real estate (including leasehold properties), fixtures and personal property, substantially on the terms set forth in and contemplated by the Company Security Agreement, a Mortgage, a Ship Mortgage or other relevant Collateral Documents covering Collateral of the same type.

                  (ii) The Subsidiary Guarantee of each Subsidiary Guarantor shall be secured by first priority perfected Liens on all of the following (not including Excluded Assets):

                           (A)      all Equity Interests in other present and
future Restricted Subsidiaries held by such Subsidiary Guarantor, substantially on the terms set forth in and contemplated by the Subsidiary Pledge Agreement;

                           (B)      in the case of PLEC and each other
Subsidiary Guarantor that may from time to time acquire a vessel eligible for registration with the US Coast Guard, the Fitzgeralds Tunica Gaming Vessel or such other vessel, as the case may be, substantially on the terms set forth in and contemplated by the PLEC Ship Mortgage or any other Subsidiary Ship Mortgage;

                           (C)      under the circumstances described in Section
1020(a) with respect to such Subsidiary Guarantor, all Asset Sale Account Collateral, substantially on the terms set forth in and contemplated by an Accounts Pledge Agreement; and

                           (D)      substantially all present and future assets
of such Subsidiary not referred to in (A), (B) or (C), including real estate (including leasehold properties), fixtures and personal property, in each case substantially on the terms set forth in and contemplated by the Subsidiary Security Agreement, a Subsidiary Mortgage or other relevant Collateral Documents covering Collateral of the same type.

                  (iii) All Permitted Intercompany Loans to present and future Restricted Subsidiaries shall be secured by first (or, in the case of Permitted Intercompany Loans to any Subsidiary Guarantor, second) priority perfected Liens on substantially all assets of such Restricted Subsidiaries, other than Excluded Assets, in each case substantially on the terms set forth in and contemplated by the relevant Collateral Documents referred to in Section 1202(b)(ii).

                  Without limitation, if any assets of Fitzgeralds Las Vegas or Fitzgeralds Reno cease to constitute Excluded Assets at any time, the Company or the relevant Restricted Subsidiary shall take such steps are may be required to grant the Liens contemplated by clauses (ii) and (ii) of this subsection (b) in accordance with subsection (d) below.

                  Notwithstanding the foregoing, (i) neither the Company nor any Restricted Subsidiary shall be required to grant a Lien, as security for Priority Note Obligations, upon the capital stock of any Subsidiary of the Company which holds, or which owns a Subsidiary which holds, a Gaming License issued by a Gaming Authority in the State of Nevada or in the State of Mississippi, unless and until all such Gaming Authorities in such State have approved the grant of a Lien upon such capital stock as security for Priority Note Obligations, (ii) any provision of this Section 1202(b) or any Priority Notes Collateral Documents pursuant to which Priority Note Obligations would (but for this clause (ii)) become secured by any such capital stock shall become effective only if and when such approval is granted, and (iii) such provision shall become effective, automatically, unconditionally and irrevocably and without necessity for any further act or deed, immediately when such approval is granted in such State. The Company will file appropriate applications for all such approvals no later than January 10, 1997, will diligently prosecute such applications and will use its best efforts to obtain such approvals in accordance with gaming laws and practice and as promptly as practicable.

                                      * * *

                  (d) If, at any time after the Issue Date, pursuant to subsection (b) of this Section 1202 or otherwise, Liens are required to be created on (i) assets acquired after the Issue Date (including assets acquired in connection with an Asset Sale), (ii) assets that previously constituted Excluded Assets, (iii) assets or Capital Stock of a Person that was not previously a Restricted Subsidiary or Significant Restricted Subsidiary or that did not have outstanding any Permitted Affiliate Loans, or (iv) any other assets not previously subject to a Lien securing the Secured Obligations and, until Discharge of the Priority Obligations, the Priority Note Obligations, the relevant Note Party shall take all necessary steps toward the creation of such Liens within 10 days after the acquisition of such assets or the date on which such assets first ceased to constitute Excluded Assets or such Person first constituted a Restricted Subsidiary or Significant Restricted Subsidiary or first incurred such Permitted Affiliate Loan, or the date on which such Liens are first required to exist hereunder, as applicable. With respect to assets referred to in clause (iv)(B) of the definition of "Excluded Assets" over which a lien may be granted in favor of the Collateral Agent, if requested by the Company and upon receipt of an Officer's Certificate from the Company certifying that no Default or Event of Default has occurred and is continuing, the Collateral Agent will execute and deliver to the lender under the Permitted FF&E Financing or Non-Recourse Indebtedness, as the case may be, a subordination agreement, in form and substance satisfactory to the Collateral Agent, subordinating the lien in favor of the Collateral Agent in such assets, in order of priority, to the lien in favor of such lender.

                  18. SECTION 1203 IS HEREBY AMENDED TO MODIFY THE FIRST PARAGRAPH TO READ IN ITS ENTIRETY AS FOLLOWS:

                  The Company and the Collateral Agent may amend any Collateral Document, and the Company and such of the Trustee and Collateral Agent as may be a party thereto may amend any other Note Document (other than this Indenture and the Notes), without notice to or the consent of any Holder or any holder of Priority Notes.

                  19. SECTION 1204 IS HEREBY AMENDED TO MODIFY PARAGRAPH (a) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (a) Except as otherewise provided in Section 902 or in the other Note Documents, with the written consent of Holders of at least a majority in principal amount of the Outstanding Notes, by Act of the Holders delivered to the Trustee (but without notice to or the consent of any holders of Priority Notes, except as provided in Section 902), any Note Party may enter into, when authorized by a Board Resolution, and the Trustee and Collateral Agent may enter into or consent to, any amendment of any Collateral Document or other Note Document (other than this Indenture and the Notes), without further notice to any Holder.

                  20. SECTION 1207 IS HEREBY AMENDED TO MODIFY PARAGRAPH (a) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (a) If (i) each Obligor delivers an Officers' Certificate certifying that all of its obligations under this Indenture have been indefeasibly satisfied and discharged by complying with the provisions of Article Four or Fourteen hereof or (ii) all Outstanding Notes issued under this Indenture shall have been surrendered to the Trustee for cancellation, and if the Trustee receives evidence reasonably satisfactory to it that there has been a Discharge of the Priority Obligations and that all Secured Obligations have been paid in full, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral for the benefit of the Beneficiaries and the holders of Priority Notes.

                  21. SECTION 1208 IS HEREBY AMENDED TO MODIFY CLAUSE (ii) OF PARAGRAPH (a) TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (ii) take all steps the Collateral Agent is entitled to take under the relevant Collateral Documents for the protection of the Collateral or its priority (including by discharging or paying Liens and claims the Collateral Agent is entitled to discharge or pay from funds available to the Collateral Agent therefor), provided the Collateral Agent has received notice of facts indicating that such steps are required for the protection of the Collateral or such Lien or its priority, whether in the Opinion of Counsel required by Section

1202(a), pursuant to any requirement of the Collateral Documents to give such notice, or otherwise.

                  22. SECTION 1309 IS HEREBY AMENDED TO ADD A NEW PARAGRAPH AT THE END THEREOF TO READ IN ITS ENTIRETY AS FOLLOWS:

                  Notwithstanding anything contained herein to the contrary, in the event that a Subsidiary Guarantor acquires Main Street pursuant to the Main Street Option Agreement with Permitted Black Hawk Indebtedness in the form of Non-Recourse Indebtedness (for which only Main Street is liable), the Subsidiary Guarantee of Main Street shall provide that it will not become enforceable unless and until the lender of such Permitted Black Hawk Indebtedness exercises any remedy available to it under the agreements governing such Permitted Black Hawk Indebtedness for the acceleration or collection of such Permitted Black Hawk Indebtedness or for the foreclosure or any other enforcement of any Lien governing such Permitted Black Hawk Indebtedness.

                  23. A NEW ARTICLE SIXTEEN IS HEREBY ADDED TO READ IN ITS ENTIRETY AS FOLLOWS:

                                 ARTICLE SIXTEEN

                    SUBORDINATION OF NOTES TO PRIORITY NOTES

                  SECTION 1601.  SUBORDINATION.

                  The Company, each Subsidiary Guarantor and each Holder hereby covenant and agree, for the benefit of each present and future holder of any Senior Claims, that the Subordinated Claims are and shall be postponed, subordinated and junior in right of payment to the prior payment in full of all Senior Claims, on the terms and conditions set forth in this Article Sixteen.

                  SECTION 1602.  PAYMENT.

                  Until Discharge of the Priority Obligations, the Company and its Restricted Subsidiaries shall not make, and the Holders of the Notes will not demand, accept, receive or retain, any payment or distribution of any kind or character, whether in cash, property, securities or otherwise, on account or in respect of any Subordinated Claim, PROVIDED, HOWEVER, that

                           (a) interest (including Contingent Interest) on the Notes may be paid on or after the date payment thereof is due, if no payment of principal or interest on the Priority Notes is then past due,

                           (b) the Company may make and perform an Asset Sale Purchase Offer from Excess Proceeds pursuant to Section 1016, but only
         (i) to the extent the holders of the Priority Notes have declined to accept an offer by the Company to apply the Net Cash Proceeds from which such Excess Proceeds were derived first to the payment of the Priority Notes (with premium, if any) and
         (ii) if no Bankruptcy, Insolvency or Liquidation Proceeding is then pending, and

                           (c) the Company may make and perform a Change of Control Purchase Offer pursuant to Section 1109, but only (i) to the extent that the holders of the Priority Notes have declined to accept an offer by the Company to repurchase or retire the Priority Notes in full (with premium, if any) and (ii) if not Bankruptcy, Insolvency or Liquidation Proceeding is then pending.

        SECTION 1603. BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDINGS.

                  (a) In the event of any Bankruptcy, Insolvency or Liquidation Proceeding:

                           (i) all Senior Claims shall be paid in full in cash before any holder of Subordinated Claims shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property, securities or otherwise, in such Bankruptcy, Insolvency or Liquidation Proceeding on account or in respect of any Subordinated Claim;

                           (ii) the holders of Senior Claims shall be entitled to receive any and all payments and distributions of every kind or character, whether in cash, property, securities or otherwise (including, without limitation, any such payment or distribution which may become payable or deliverable by reason of the payment of any other claim against the Company or any Subsidiary Guarantor being subordinated to the payment of any Subordinated Claim), that may become payable or deliverable on account or in respect of any Subordinated Claim, for application to the payment of all Senior Claims, until the holders of Senior Claims have received payment of all Senior Claims in full and in cash; and

                           (iii) all such payments and distributions on account or in respect of Subordinated Claims shall be delivered by the debtor, trustee, receiver, disbursing agent or other person making such payment or distribution in such Bankruptcy, Insolvency or Liquidation Proceeding directly to the holders of Senior Claims. If such payment or distribution consists of any property or securities other than cash,
         (i) such payment or distribution shall not be deemed applied to the payment of Senior Claims at any adjudicated or imputed value and (ii) such payment or distribution and all other and future non-cash payments and distributions on account or in respect of Subordinated Claims shall be delivered to and held by the holders of Senior Claims, until cash proceeds from such non-cash payments and distributions have been received by the holders of Senior Claims in an amount sufficient (with any other cash paid or distributed to them by or on behalf of the Company or any Subsidiary Guarantor) to pay, in full and in cash, all Senior Claims (including, without limitation, all Disallowed Post-Petition Interest/Expense Claims accrued or arising through the date on which cash proceeds in such amount are received).

                  (b) If the holder of any Subordinated Claim fails to file a proof of claim or other statement or demand in respect of such Subordinated Claim in a Bankruptcy, Insolvency or Liquidation Proceeding prior to the 30th day preceding any bar date or other deadline for filing a proof of claim or other such statement or demand therein, or if any such proof of claim, statement or demand filed by such holder prior to such day is in any respect inadequate or insufficient (in the good faith opinion of any holder of a Senior Claim), then each holder of a Senior Claim shall have the right, but not the obligation, to execute and deliver (in the name of the holder of such Subordinated Claim or in its own name but on behalf of the holder of such Subordinated Claim, as such holder of a Senior Claim may elect) and file in such Bankruptcy, Insolvency or Liquidation Proceeding any proof of claim, statement or demand which such holder of a Senior Claim may determine to be required or appropriate in respect of such Subordinated Claim.

                  (c) To the extent necessary or reasonably appropriate to permit the holders of Senior Claims to exercise the right granted to them under this Section 1603(d), each holder of Subordinated Claims hereby constitutes and appoints each holder of a Senior Claim as its attorney-in-fact and agent, with full power of substitution and delegation, to execute, deliver and file any such proof of claim, statement or demand as herein provided, and the power of attorney granted herein (being coupled with an interest) is and shall be in all respects irrevocable.

                  (d) No holder of a Senior Claim shall, by executing, delivering or filing any such proof of claim, statement or demand, become liable or responsible in any respect for the legality, adequacy or sufficiency thereof.

                  (e) No holder of a Senior Claim shall have the right, as holder of a Senior Claim or by reason of the subordination provided herein, to vote any Subordinated Claim in any Bankruptcy, Insolvency or Liquidation Proceeding.

                  SECTION 1604.  TURNOVER.

                  If and in each instance that, notwithstanding the provisions of Sections 1602 and 1603, the Trustee or any holder of any Subordinated Claim receives any payment or distribution of any kind or character, whether in cash, property, securities or otherwise (including, without limitation, any such payment or distribution which may become payable or deliverable by reason of the payment of any other claim against the Company or any Subsidiary Guarantor being subordinated to the payment of any Subordinated Claim but excluding any payment or distribution expressly permitted to be made pursuant to Section 1602), on account or in respect of any Subordinated Claim at any time when any Senior Claim is outstanding, then and in each such event:

                           (a)      the Trustee or the holder of such
Subordinated Claim shall forthwith pay over, transfer and deliver such payment or distribution to the holders of Senior

Claims, whether or not any Bankruptcy, Insolvency or Liquidation Proceeding is then pending, until all Senior Claims have been paid in full in cash; and

                           (b)      the Trustee and each holder of a
Subordinated Claim shall, and hereby agrees to, hold in trust for the holders of Senior Claims, in the identical form received (except for any necessary endorsement to holders of Senior Claims) and as trustee of an express trust, all payments and distributions required to be paid over, transferred and delivered pursuant to this Section 1604.

                  SECTION 1605.  PROCEEDS OF COLLATERAL SUBJECT TO
SUBORDINATION.

                  All proceeds of Collateral that may at any time be or become payable or deliverable to any holder of any Subordinated Claim shall be delivered directly to the holders of Senior Claims, in the same manner and on the same terms as any other payment or distribution on account or in respect of any Subordinated Claim.

                  SECTION 1606.  SUBROGATION.

                  In any Bankruptcy, Insolvency or Liquidation Proceeding, subject to the prior payment in full and in cash of all Senior Claims, the holders of Subordinated Claims shall have and may enforce any and all rights of subrogation accorded by law in respect of any payment or distribution on account of any Subordinated Claim that is applied to the payment of any Senior Claim pursuant to the provisions of this Article Sixteen. For such purposes:

                  (a) no right of subrogation shall be available to or may be enforced by any holder of any Subordinated Claim, unless and until there has been a Discharge of the Priority Obligations;

                  (b) no holder of any Senior Claim makes any representation or warranty, or shall otherwise have any responsibility, as to whether any such right of subrogation is accorded or available to any holder of any Subordinated Claim or is enforceable by it in any particular circumstance;

                  (c) no holder of any Senior Claim shall have any duty to any holder of any Subordinated Claim to ensure, perfect, protect, enforce or maintain any right, remedy, lien or interest that might otherwise be accorded or available to or enforceable by it or by any holder of any Senior Claim or Subordinated Claim. The subordination provided herein and the rights of the holders of Senior Claims hereunder shall remain fully enforceable on the terms set forth herein, regardless of any act, omission or circumstance (whether or not attributable to any holder of any Senior Claim and whether or not wrongful) which does or might in any manner or in any respect destroy, limit, reduce, affect or impair any right of subrogation otherwise accorded or available to or enforceable by any holder of any Subordinated Claim. Each holder of any Senior Claim shall remain utterly free to take or fail to take any and all actions in respect of any Senior Claim or any person or entity liable therefor or any collateral security therefor (including, without limitation, each and all of the acts, omissions and matters described in Section 1607), without exonerating any holder of a Subordinated Claim, even if any right of subrogation is destroyed, limited, reduced, affected or impaired thereby;

                  (d) the subordination provided herein and the rights of the holders of Senior Claims hereunder shall be fully enforceable as to all Senior Claims that are Disallowed Post-Petition Interest/Expense Claims, even if and even though no right of subrogation is available in respect of such Disallowed Post-Petition Interest/Expense Claims; and

                  (e) for purposes of enforcing any right of subrogation on the terms set forth in this Section 1606, no payment or distribution on account of any Subordinated Claim applied to the payment of a Senior Claim shall, as between the Company and the Subsidiary Guarantors and the holder of such Subordinated Claim and to the extent of the payment or distribution so applied, discharge the liability of the Company or any Subsidiary Guarantor for the payment of such Senior Claim or any Lien securing such Senior Claim and, to this end, the Company and the Subsidiary Guarantors shall remain obligated to pay such Senior Claim in full and all Liens securing such Senior Claim shall remain outstanding and enforceable, notwithstanding any such application. To the extent necessary to accomplish the foregoing, the provisions of this Section 1606(e) and all provisions added to the Indenture by the First Supplemental Amendment and all provisions of the Priority Notes Collateral Documents shall survive and remain enforceable after Discharge of the Priority Obligations and any discharge of the First Supplemental Indenture.

                  SECTION 1607. SUBORDINATION NOT PREJUDICED, AFFECTED OR IMPAIRED.

                  (a) No right of the holders of Senior Claims to enforce subordination as provided in this Article Sixteen shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor or by any act or failure to act on the part of any holder of Senior Claims or by any breach or default by the Company or any Subsidiary Guarantor in the performance or observance of any promise, covenant or obligation enforceable by any holder of Subordinated Claims, regardless of any knowledge thereof that any holder of Senior Claims may have or otherwise be charged with, or by any breach or default by any holder of Senior Claims in the performance or observance of any promise, obligation or duty enforceable by the Company or any of its Subsidiaries.

                  (b) Without in any way limiting the generality of the foregoing, each holder of Senior Claims may at any time and from time to time, without the consent of or notice to any holder of Subordinated Claims, without incurring any responsibility or liability to any holder of Subordinated Claims and without in any manner prejudicing, affecting or impairing the subordination provided herein or the obligations of the holders of Subordinated Claims under this Article Sixteen:

                           (i)      purchase securities of, make loans and
advances to, or otherwise extend credit to or for account of the Company or any Restricted Subsidiary, subject to Section 1012; provided, however, that, except for the Priority Notes, no such securities, loans, advances or extensions of credit shall, even if permitted under Section 1012, constitute Senior Claims;

                           (ii)     change the manner, place or terms of payment
or extend the maturity to no later than December 31, 1999, alter, compromise, accelerate or modify any Senior Claim or any agreement or obligation of the Company or any Subsidiary Guarantor or any other person or entity in any manner related thereto;

                           (iii)    reduce the amount of any Senior Claim or the
interest thereon;

                           (iv)     release or discharge any Senior Claim or any
guaranty thereof or any agreement or obligation of the Company or any Subsidiary Guarantor or any other person or entity with respect thereto;

                           (v)      take or fail to take any collateral security
for any Senior Claim (except that Senior Claims shall only be secured pursuant to Priority Financing Collateral Documents) or take or fail to take any action which may be necessary or appropriate to ensure that any Lien upon any property securing any Senior Claim is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Senior Claim;

                           (vi)     release, discharge or permit the lapse of
any or all Liens at any time securing any Senior Claim; or

                           (vii)    direct the Trustee or Collateral Agent to
exercise or enforce, in any manner, order or sequence, or fail to direct the Trustee or Collateral Agent as to the exercise or enforcement of, any right or remedy against the Company or any Subsidiary Guarantor or any collateral security or any other person, entity or property in respect of any Senior Claim or Lien securing any Senior Claim or any right under this Article Sixteen or take or fail to take any other action as to any Priority Notes Collateral.

                  (c) No exercise, delay in exercising or failure to exercise any right arising under this Article Sixteen, no act or omission of any holder of any Senior Claim in respect of the Company or any Subsidiary Guarantor or any other person or entity or any collateral security for any Senior Claim or any right arising under this Article Sixteen, no change, impairment, or suspension of any right or remedy of any holder of any Senior Claim, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of the holders of Subordinated Claims hereunder shall in any way affect, decrease, diminish or impair any of the obligations of any holder of Subordinated Claims under this Article Sixteen or give any holder of Subordinated Claims or any other person or entity any recourse or defense against any holder of Senior Claims in respect of any right arising under this Article Sixteen.

                  SECTION 1608.  REDEMPTION, PURCHASE, DEFEASEANCE OR EXCHANGE.

                  Any redemption, purchase, defeasance or exchange of any Subordinated Claim, whether or not required or permitted under this Indenture, shall, for the purposes of this Article Sixteen, constitute a payment or distribution on account of such Subordinated Claim.

                  Section 1609.  Reinstatement.

                  If any payment or distribution at any time made on account or in respect of any Senior Claim is thereafter rescinded, recovered, set aside, avoided or required to be returned, then such Senior Claim and all rights of the holder of such Senior Claim to enforce subordination as set forth herein and all Liens securing Priority Note Obligations shall be automatically and unconditionally reinstated, as fully as if such payment or distribution had never been made. To the extent necessary to accomplish the foregoing, the provisions of this Article Sixteen and all Liens securing Priority Note Obligations shall survive and remain enforceable after Discharge of the Priority Obligations and discharge of the First Supplemental Indenture.

                           24.      A NEW ARTICLE SEVENTEEN IS HEREBY ADDED TO
READ IN ITS ENTIRETY AS FOLLOWS:

                                ARTICLE SEVENTEEN

                           MODIFICATION AND DISCHARGE
                                       OF
                        THE FIRST SUPPLEMENTAL INDENTURE

                  SECTION 1701. ENFORCEABLE BY PRIORITY HOLDERS; ACCEPTANCE; RELIANCE.

                  Each and all of the amendments made to this Indenture by the First Supplemental Indenture and each and all of the Priority Notes Collateral Documents and the benefit of the Liens securing Priority Note Obligations created thereby are intended to inure directly to the benefit of each present and future holder of Priority Note Obligations or Senior Claims and may be enforced by them in any lawful manner. Notice of acceptance thereof by any such holder is hereby waived. Reliance thereon by each such holder shall be conclusively presumed.

                  SECTION 1702. DISCHARGE OF THE FIRST SUPPLEMENTAL INDENTURE AND PRIORITY LIENS.

                  (a) Subject only to Sections 1606(e) and 1609 and to paragraph
(b) of this Section 1702, the amendments made to this Indenture by the First Supplemental Indenture and, to the extent they secure Priority Note Obligations, all Liens securing Priority Note Obligations shall be discharged upon Discharge of the Priority Obligations.

                  (b) The following amendments made to this Indenture by the First Supplemental Indenture shall survive Discharge of the Priority
Obligations:

                           (i)      the addition of the defined term
                                    "Fitzgeralds Black Hawk" to Section 101;

                           (ii) the amendment of the defined term "Excluded Assets" and "Permitted Black Hawk Indebtedness" in Section 101;

                           (iii) the amendment of clause (h) and addition of clause (i) to Section 1014;

                           (iv)     the amendment of paragraph (b) of Section
                                    1017;

                           (v) the amendment of Section 1309 to add a new paragraph thereto; and

                           (vi)     this paragraph (b) of Section 1702.

         25. FOR ALL PURPOSES OF THIS FIRST SUPPLEMENTAL INDENTURE, EXCEPT AS OTHERWISE HEREIN EXPRESSLY PROVIDED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS AND EXPRESSIONS USED HEREIN SHALL HAVE THE SAME MEANINGS AS CORRESPONDING TERMS AND EXPRESSIONS USED IN THE INDENTURE.

         26. EXCEPT AS HEREBY EXPRESSLY AMENDED, THE INDENTURE AND THE NOTES ISSUED THEREUNDER ARE IN ALL RESPECTS RATIFIED AND CONFIRMED AND ALL TERMS, CONDITIONS AND PROVISIONS THEREOF SHALL REMAIN IN FULL FORCE AND EFFECT.

         27. THIS FIRST SUPPLEMENTAL INDENTURE SHALL FORM A PART OF THE INDENTURE FOR ALL PURPOSES, AND EVERY HOLDER OF NOTES HERETOFORE OR HEREAFTER AUTHENTICATED AND DELIVERED SHALL BE BOUND HEREBY.

         28. THIS FIRST SUPPLEMENTAL INDENTURE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL, AND ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

         29. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         30. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE EFFECTIVE ONLY UPON RECEIPT BY THE TRUSTEE OF (i) THE OPINION OF COUNSEL REQUIRED BY SECTION 903 OF THE INDENTURE, (ii) AN OPINION OF COUNSEL

STATING THAT THE INDENTURE AS AMENDED PURSUANT TO THIS FIRST SUPPLEMENTAL INDENTURE CONFORMS TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT, AND (iii) COPIES OF ALL OPINIONS OF COUNSEL DELIVERED TO THE HOLDERS OF THE PRIORITY NOTES IN CONNECTION WITH THE CLOSING OF THE SALE OF THE PRIORITY NOTES WHICH OPINIONS (OR A SEPARATE LETTER) SHALL STATE THAT THE TRUSTEE IS AUTHORIZED TO RELY THEREON. THE TRUSTEE'S EXECUTION OF THIS FIRST SUPPLEMENTAL INDENTURE SHALL ESTABLISH CONCLUSIVELY THAT THE TRUSTEE HAS RECEIVED THE OPINIONS REFERRED TO ABOVE AND THAT, SUBJECT TO EXECUTION BY THE OTHER PARTIES HERETO, THE FIRST SUPPLEMENTAL INDENTURE HAS BECOME EFFECTIVE.

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective seals to be affirmed, all as of the date and year first written above.


                                ISSUER

Attest:                         FITZGERALDS GAMING CORPORATION


_________________________       By: ___________________________________________
Name:                               Fernando Bensuaski, Chief Executive Officer
Title:
                                SUBSIDIARY GUARANTORS

Attest:                         FITZGERALDS SOUTH, INC.


_________________________       By: ___________________________________________
Name:                               Fernando Bensuaski, Chief Executive Officer
Title:
Attest:                         FITZGERALDS RENO, INC.


_________________________       By: ___________________________________________
Name:                               Fernando Bensuaski, Chief Executive Officer
Title:
Attest:                         FITZGERALDS INCORPORATED


_________________________       By: ___________________________________________
Name:                               Fernando Bensuaski, Chief Executive Officer
Title:
Attest:                         FITZGERALDS LAS VEGAS, INC.


_________________________       By: ___________________________________________
Name:                               Fernando Bensuaski, Chief Executive Officer
Title:
Attest:                         FITZGERALDS FREMONT EXPERIENCE CORPORATION


                                By: ___________________________________________
_________________________           Fernando Bensuaski, Chief Executive Officer
Name:
Title:

Attest:                         FITZGERALDS MISSISSIPPI, INC. (Formerly
                                POLK LANDING ENTERTAINMENT
                                CORPORATION)


                                By: ___________________________________________
_________________________           Fernando Bensuaski, Chief Executive Officer
Name:
Title:
Attest:                         FITZGERALDS BLACK HAWK, INC.


_________________________       By: ___________________________________________
Name:                               Fernando Bensuaski, Chief Executive Officer
Name:
Title:
                                TRUSTEE AND COLLATERAL AGENT

Attest:                         WELLS FARGO BANK, N.A. (Formerly FIRST
                                INTERSTATE BANK OF NEVADA, N.A.)

_________________________       By: ___________________________________________
Name:
Title: